Exhibit 99.1

Intercontinental Exchange Announces the Election of Marti Tirinnanzi

to the ICE Board of Directors

ATLANTA and NEW YORK -- March 4, 2022 -- Intercontinental Exchange, Inc. (NYSE: ICE), a leading global provider of data, technology and market infrastructure, today announced that its Board of Directors has elected Marti Tirinnanzi as a new Director, effective March 4, 2022. Ms. Tirinnanzi, who currently serves on the Board of Directors of ICE Mortgage Technology, Inc. and Board of Managers of ICE Mortgage Services, LLC, the governing board of MERSCORP Holdings, Inc., which are both subsidiaries of ICE, fills a newly created seat on ICE’s Board.

“We are very pleased to have our colleague, Marti Tirinnanzi, join ICE in her new capacity as a Director of the parent company,” said Jeff Sprecher, Founder, Chair and CEO of Intercontinental Exchange. “Marti is deeply immersed in key parts of ICE’s business and brings a wealth of expertise in risk management, regulation, derivatives, clearing, and blockchain technologies, all of which will benefit the company in a range of areas, including her longtime membership on the National Association of Corporate Directors.”

Ms. Tirinnanzi has broad experience driving transparency for derivatives pricing and financial reporting. She previously served in various senior financial executive positions in roles at MFX Currency Risk Solutions, RBC Capital Markets, and Chatham Financial, among others. In 2009, she was appointed Chair of the Clearinghouse Working Group of the Federal Housing Finance Agency to oversee the transfer of $3 trillion in interest swap contracts during the financial crisis. Ms. Tirinnanzi, who earned a Bachelor’s degree from the College of Notre Dame of Maryland and a Master’s degree from the Johns Hopkins Carey School of Business, also serves as an Adjunct Professor of Accounting and Finance at Catholic University in Washington, D.C.

ICE is also announcing that Directors Charles Crisp, Frederic Salerno and Vincent Tese will not be standing for re-election at the company’s Annual Meeting of Stockholders to be held on May 13, 2022. Mr. Salerno, who has served as ICE’s Lead Independent Director since 2008, will be succeeded by Thomas Noonan, who has been a Director of ICE since September 2016.

“ICE owes a deep debt of gratitude to Charlie, Fred and Vince, three outstanding directors who have been valued stewards of our company since before we went public in 2005,” said Sprecher. “Charlie, Fred and Vince have helped us grow from our earliest years, and their imprint on our firm is indelible. Over their many years of service, they have provided our management team, and me, with indispensable advice, offered keen strategic insights, and helped shape the trajectory of ICE on the world stage.”

With the election of Ms. Tirinnanzi and the pending retirements of Messrs. Crisp, Salerno, and Tese, ICE’s Board of Directors, following its Annual Meeting of Stockholders, will stand at 10 members, including six women and four men.

About Intercontinental Exchange

Intercontinental Exchange, Inc. (NYSE: ICE) is a Fortune 500 company that designs, builds and operates digital networks to connect people to opportunity. We provide financial technology and data services across major asset classes that offer our customers access to mission-critical workflow tools that increase transparency and operational efficiencies. We operate exchanges, including the New York Stock Exchange, and clearing houses that help people invest, raise capital and manage risk across multiple asset classes. Our comprehensive fixed income data services and execution capabilities provide information, analytics and platforms that help our customers capitalize on opportunities and operate more efficiently. At ICE Mortgage Technology, we are transforming and digitizing the U.S. residential mortgage process, from consumer engagement through loan registration. Together, we transform, streamline and automate industries to connect our customers to opportunity.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located here. Other products, services, or company names mentioned herein are the property of, and may be the service mark or trademark of, their respective owners. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE's Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 3, 2022.

SOURCE: Intercontinental Exchange

ICE-CORP

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